UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
October 16, 2026
Date of Report (Date of earliest event reported)
QUAKER CHEMICAL CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 001-12019

Pennsylvania	23-0993790
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
901 E. Hector Street
Conshohocken, Pennsylvania 19428
(Address of principal executive offices)
(Zip Code)
(610) 832-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	KWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 16, 2026, Quaker Chemical Corporation (the “Company”) appointed Neil Daniels, age 61, as Vice President, Chief Accounting Officer, effective upon his anticipated employment start date of November 16, 2026. In that role, Mr. Daniels will serve as the Company’s principal accounting officer. Mr. Daniels previously worked as a consultant to Teleflex Inc., having rejoined the organization in February 2025 after previously serving as Vice President, Finance and Assistant Corporate Controller for Teleflex Inc. for over ten years from 2012 through 2022. Prior to rejoining Teleflex, Mr. Daniels served as Vice President and Global Controller at Nouryon from May 2024 to February 2025. Before that, he served as Vice President and Corporate Controller at Emergent BioSolutions from November 2022 through May 2024. Mr. Daniels is a Certified Public Accountant and has a Bachelor of Business Administration in Accounting.
On October 16, 2026, the Company and Mr. Daniels entered into an Employment Agreement (the “Employment Agreement”) that provides for an annual base salary of $370,000 and eligibility to participate in the Company’s Annual Incentive Plan with a target award percentage of 35% of his base salary for 2027, dependent on the Company’s financial results and other objectives. Mr. Daniels is also eligible to participate in the Company’s Long-Term Performance Incentive Plan with an annual grant of time-based restricted stock units and target performance stock units having an aggregate value of $110,000. Mr. Daniels will also be provided with a cash sign-on bonus in the amount of $175,000. Mr. Daniels will be required to repay his bonus to the Company if he terminates his employment under certain circumstances as detailed in his Employment Agreement. Mr. Daniels will also be entitled to medical, dental, and other benefits as are made generally available by the Company to its full-time U.S. employees.
Pursuant to Mr. Daniels’s Employment Agreement, he is also subject to non-disclosure, non-competition, and non-solicitation covenants similar to those of other Company officers. The foregoing summary of the Employment Agreement does not purport to be a complete description of all of the terms and conditions of the document, and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as an exhibit to this Current Report on Form 8-K.
There are no arrangements or understandings between Mr. Daniels and any other person pursuant to which he was selected as an officer, there are no family relationships between Mr. Daniels and any director or executive officer of the Company, and he has no direct or indirect material interest in any existing or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Daniels’s appointment, Thomas Coler will cease to serve as the Company’s principal accounting officer, a role he has held since July 22, 2026. Mr. Coler will continue to serve as Executive Vice President, Chief Financial Officer.
Item 9.01.    Financial Statements and Exhibits.
The following exhibits are included as part of this report:

Exhibit No.	Description
10.1	Employment Agreement by and between Quaker Chemical Corporation and Neil Daniels, dated October 16, 2026.^

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
^ Certain portions of the exhibits that are not material and are of the type Quaker Houghton treats as confidential have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Copies of the unredacted exhibits will be furnished to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: October 22, 2026	By:	/s/ ROBERT T. TRAUB
Robert T. Traub
Senior Vice President, General Counsel and Corporate Secretary
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